EXHIBIT 2.2

                               Amendment No. 1 to
                            Asset Purchase Agreement

         This Amendment No. 1 by and among Barnes Group Inc., a Delaware corporation ("Buyer"), Aviation Sales Company, a Delaware corporation ("Parent"), Aviation Sales Manufacturing Company, a Delaware corporation ("ASMC"), AVS/Kratz-Wilde Machine Company, a Delaware corporation ("K-W"), and Apex Manufacturing, Inc., an Arizona corporation ("Apex", and together with ASMC and K-W, "Sellers"), to the Asset Purchase Agreement, dated as of August 3, 2000 (the "Agreement"), is made and entered into as of September 7, 2000 (the "Amendment").

                                    Recitals

         WHEREAS, the parties hereto have previously entered into the Agreement, pursuant to which Buyer is to purchase and acquire from each of the Sellers, and each of the Sellers are to sell and transfer to Buyer, the Acquired Assets.

         WHEREAS, the parties hereto wish to amend the Agreement by adding a new
Section 10.15.

                                    Agreement

         The parties to this Amendment agree as follows:

         Section 1. Defined Terms. Capitalized terms not otherwise defined in this Amendment shall have the meaning set forth in the Agreement.

         Section 2. Continuing Effect of Agreement. All terms and provision of the Agreement which are not specifically deleted, amended or otherwise modified by this Amendment shall remain in full force and effect.

         Section 3. Amendments to the Agreement. The Agreement is hereby modified and amended as follows:

         3.1 Addition of Section 10.15. Section 10.15 is hereby added to the Agreement as follows:

                  10.15 Collection of Payments; Account Reconcilement. Following the Closing Date, Parent and Sellers shall forward to Buyer by wire transfer to:

                           Barnes Group Inc.
                           Mellon Bank
                           Three Mellon Bank Ctr
                           Pittsburgh, PA 15259-0001

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                           ABA#043000261
                           Account Number 138-9345

                  any payments received by Sellers or Parent that Buyer is entitled to pursuant to the terms of this Agreement, which shall include, without limitation, proceeds of the accounts receivable of the Business as of and following the Closing Date, within one week of receipt of such payments. So long as any such payments are received by Seller or Parent, on Friday of each week, Parent and Sellers shall provide Buyer with a rolling reconcilement of such payments received by Sellers and Parent and payments made to Buyer thereof.

         Section 4. Headings. The headings contained in this Amendment are for convenience of reference only, and shall not be referred to in connection with the construction or interpretation of this Amendment.

         Section 5. Counterparts. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute on agreement.

         Section 6. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of laws principles.



                      [SIGNATURES APPEAR ON FOLLOWING PAGE]


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         The parties hereto have caused this Amendment to be executed and delivered on the date first written above.

THE BUYER:                                  THE SELLERS:
---------                                   -----------

BARNES GROUP INC.                           AVIATION SALES MANUFACTURING
                                            COMPANY

By: /s/ Nancy Clark, as attorney in         By: /s/ Michael C. Brant
   --------------------------------            ---------------------
        fact for Philip A. Goodrich         Title:  Vice President
        ---------------------------         Name: Michael C. Brant
Title:   Vice President,
         Corporate Development
Name: Philip A. Goodrich

                                            AVS/KRATZ-WILDE MACHINE COMPANY

                                            By: /s/ Michael C. Brant
                                                --------------------
                                            Title:  Vice President
                                            Name: Michael C. Brant


                                            APEX MANUFACTURING, INC.

                                            By: /s/ Michael C. Brant
                                                --------------------
                                            Title:  Vice President
                                            Name:    Michael C. Brant

                                            THE PARENT:
                                            -----------
                                            AVIATION SALES COMPANY

                                            By: /s/ Michael C. Brant
                                                --------------------
                                            Title:  Vice President
                                            Name:    Michael C. Brant

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